UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2015

SCHLUMBERGER N.V.

(SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, 17th Floor, Houston, Texas 77056

62 Buckingham Gate, London SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01 Other Events

On December 10, 2015, Schlumberger Holdings Corporation (“SHC”), an indirect, wholly-owned U.S. subsidiary of Schlumberger Limited, entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Fenner, Pierce & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named therein, relating to the private placement of $500,000,000 of SHC’s 1.900% Senior Notes due 2017, $1,300,000,000 of SHC’s 2.350% Senior Notes due 2018, $1,600,000,000 of SHC’s 3.000% Senior Notes due 2020, $850,000,000 of SHC’s 3.625% Senior Notes due 2022 and $1,750,000,000 of SHC’s 4.000% Senior Notes due 2025. The issuance and sale of the Notes is expected to close on or about December 21, 2015, subject to customary closing conditions.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which SHC, on the one hand, and the initial purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended. A copy of the Purchase Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Purchase Agreement is qualified in its entirety by the provisions of the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.

1	Purchase Agreement dated December 10, 2015, among Schlumberger Holdings Corporation and J.P. Morgan Securities LLC, Merrill Lynch, Fenner, Pierce & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

SCHLUMBERGER LIMITED

By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: December 14, 2015

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